UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2014

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The Brink’s Company (the “Company”) officials expect to participate in meetings with investors and analysts on December 11, 2014 at the Imperial Capital Security Investor Conference.  The Company updated the slides that it uses for these meetings. A copy of the updated slides is furnished as Exhibit 99.1 hereto.

During these meetings, Company officials expect to reaffirm the estimate for 2014 non-GAAP segment margin rate, which remains at 5.5% to 6.0% and the estimate for 2015 non-GAAP segment margin rate, which remains at 6.5% to 7.0%.  Company officials also expect to affirm non-GAAP financial targets for 2016, which include segment margin rate of 8%, segment operating profit of $290 million - $330 million and earnings per share of $2.50 to $3.00.

Investors are strongly encouraged to review the factors cited in Forward-Looking Statements disclosure included in this report.

Forward-Looking Statements

This report contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this report includes, but is not limited to: estimated 2014 and 2015 non-GAAP segment margin; and targeted 2016 non-GAAP segment margin rate, segment operating profit and earnings per share. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to:

•	continuing market volatility and commodity price fluctuations and their impact on the demand for our services;

•	our ability to continue profit growth in Latin America;

•	our ability to maintain or improve volumes at favorable pricing levels and increase cost and productivity efficiencies, particularly in the United States and Mexico;

•	investments in information technology and value-added services and their impact on revenue and profit growth;

•	our ability to develop and implement solutions for our customers and gain market acceptance of those solutions;

•	our ability to maintain an effective IT infrastructure and safeguard confidential information;

•
risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions;

•	the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates;

•	the stability of the Venezuelan economy, changes in Venezuelan policy regarding foreign-owned businesses;

•	changes in currency restrictions and in foreign exchange rates, including fluctuations in value of the Venezuelan bolivar;

•	regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages;

•	our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses;

•	our ability to integrate successfully recently acquired companies and improve their operating profit margins;

•	costs related to dispositions and market exits;

•	our ability to identify evaluate and pursue acquisitions and other strategic opportunities including those in the home security industry and emerging markets;

•	the willingness of our customers to absorb fuel surcharges and other future price increases;

•	our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers;

•	variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer;

•
our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, and changes in insurance costs;

•	security threats worldwide and losses of customer valuables;

•	costs associated with the purchase and implementation of cash processing and security equipment;

•	employee and environmental liabilities in connection with our former coal operations, black lung claims incidence;

•	the impact of the Patient Protection and Affordable Care Act on black lung liability and the Company's ongoing operations;

•
changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions;

•	the nature of our hedging relationships;

•	changes in estimates and assumptions underlying our critical accounting policies;

•	our ability to realize deferred tax assets;

•	the outcome of pending and future claims, litigation, and administrative proceedings;

•	public perception of the Company's business and reputation;

•	access to the capital and credit markets;

•	seasonality, pricing and other competitive industry factors; and

•	the promulgation and adoption of new accounting standards and interpretations, new government regulations and interpretation of existing regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2013, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

Item 9.01		Financial Statements and Exhibits

(d)	Exhibits

	99.1	The Brink’s Company Investor Overview, December 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: December 11, 2014	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	The Brink’s Company Investor Overview, December 2014